As filed with the Securities and Exchange Commission on November 28, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XUNLEI LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4/F, Hans Innovation Mansion, North Ring Road

No. 9018 High-Tech Park, Nanshan District

Shenzhen, 518057

People’s Republic of China

(86-755) 3391-2900

(Address of Principal Executive Offices and Zip Code)

2010 Share Incentive Plan

2013 Share Incentive Plan

2014 Share Incentive Plan

(Full Title of the Plan)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, NY 10017

(Name and address of agent for service)

+1-212-750-6474

(Telephone number, including area code, of agent for service)

Copies to:

David T. Zhang, Esq.

Bang Lin, Esq.

Kirkland & Ellis International LLP

c/o 26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central

Hong Kong

+852-3761-3318

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common shares, par value US$0.00025 per share	22,726,883(3)	$1.51(3)	$34,317,593.330	$3,987.704
Common shares, par value US$0.00025 per share	4,095,945(4)	$1.758(4)	$7,200,671.310	$836.718
Common shares, par value US$0.00025 per share	9,073,732(5)	$1.758(5)	$15,951,620.856	$1,853.578
Common shares, par value US$0.00025 per share	14,195,412(6)	$1.758(6)	$24,955,534.296	$2,899.833
Total	50,091,972(7)	—	$82,425,419.792	$9,577.833

(1)	The shares being registered hereby may be represented by American depositary shares, or ADSs, of Xunlei Limited (the “Registrant”), each ADS representing five common shares. The Registrant’s ADSs issuable upon deposit of the common shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-196699).
(2)	This Registration Statement registers common shares issuable upon exercise of options and pursuant to other awards granted under the Registrant’s 2010 Share Incentive Plan, 2013 Share Incentive Plan and 2014 Share Incentive Plan (the “Plans”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued under the Plans to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Plans.
(3)	These common shares are issuable upon exercise of outstanding options granted under the 2010 Share Incentive Plan, and the proposed maximum offering price per share represents the weighted average of the exercise prices of these options.
(4)	These common shares are issuable upon exercise of options and pursuant to other awards to be granted under the 2010 Share Incentive Plan, and the corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs as quoted on the NASDAQ Global Select Market on November 26, 2014.
(5)	The amount to be registered represents 8,530,328 restricted shares granted under the 2013 Share Incentive Plan and 543,404 common shares reserved for future award grants under the 2013 Share Incentive Plan, and the corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs as quoted on the NASDAQ Global Select Market on November 26, 2014.
(6)	The amount to be registered represents 1,800,000 restricted shares granted under the 2014 Share Incentive Plan and 12,395,412 common shares reserved for future award grants under the 2014 Share Incentive Plan, and the corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs as quoted on the NASDAQ Global Select Market on November 26, 2014.
(7)	Any common shares covered by an award granted under the Plans (or portion of an award) that terminates, expires, or lapses for any reason, or is settled in cash or a form other than the common shares, or is forfeited or repurchased shall be deemed not to have been issued for purposes of determining the maximum aggregate number of common shares which may be issued under the Plans.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the Plans, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a) The Registrant’s prospectus dated June 23, 2014 filed with the Commission on June 24, 2014 pursuant to Rule 424(b)(4) under the Securities Act;

(b) The description of the Registrant’s common shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-35224) filed with the Commission on June 12, 2014, including any amendment and report subsequently filed for the purpose of updating that description;

(c) The Registrant’s Report of Foreign Private Issuer on Form 6-K (File No. 001-35224) filed with the Commission on August 21, 2014;

(d) The Registrant’s Report of Foreign Private Issuer on Form 6-K (File No. 001-35224) filed with the Commission on September 3, 2014;

(e) The Registrant’s Report of Foreign Private Issuer on Form 6-K (File No. 001-35224) filed with the Commission on November 6, 2014; and

(f) The Registrant’s Report of Foreign Private Issuer on Form 6-K (File No. 001-35224) filed with the Commission on November 28, 2014.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable

Item 5.	Interests of Named Experts and Counsel.

Not applicable

Item 6.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s articles of association provide for indemnification of each of its officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him, otherwise than by reason of his own dishonesty, actual fraud or willful default, in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of the Registrant.

Pursuant to the indemnification agreements, the form of which is filed as Exhibit 10.7 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-196221), the Registrant has agreed to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The underwriting agreement, the form of which is filed as Exhibit 1.1 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-196221), also provides for indemnification of the Registrant and its officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption From Registration Claimed

Not applicable

Item 8.	Exhibits.

See the attached Exhibit Index.

Item 9.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shenzhen, People’s Republic of China, on November 28, 2014.

XUNLEI LIMITED

By:	/s/ Sean Shenglong Zou
Name:	Sean Shenglong Zou
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Sean Shenglong Zou and Tao Thomas Wu, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Shenglong Zou	Chairman and Chief Executive Officer	November 28, 2014
Name: Sean Shenglong Zou	(principal executive officer)

/s/ Tao Thomas Wu	Chief Financial Officer	November 28, 2014
Name: Tao Thomas Wu	(principal financial and principal accounting officer)

/s/ Hao Cheng	Director	November 28, 2014
Name: Hao Cheng

/s/ Qin Liu	Director	November 28, 2014
Name: Qin Liu

/s/ Quan Zhou	Director	November 28, 2014
Name: Quan Zhou

/s/ Feng Hong	Director	November 28, 2014
Name: Feng Hong

/s/ Chuan Wang	Director	November 28, 2014
Name: Chuan Wang

/s/ Hongjiang Zhang	Director	November 28, 2014
Name: Hongjiang Zhang

/s/ Jenny Wenjie Wu	Independent Director	November 28, 2014
Name: Jenny Wenjie Wu

/s/ Yongfu Yu	Independent Director	November 28, 2014
Name: Yongfu Yu

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement in New York, on November 28, 2014.

Authorized U.S. Representative

By:	/s/ Giselle Manon
	Name:	Giselle Manon
	Title:	Service of Process Officer
Law Debenture Corporate Services Inc.

XUNLEI LIMITED

EXHIBIT INDEX

Exhibit Number	Description

4.1	Eighth Amended and Restated Memorandum and Seventh Amended and Restated Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-196221) filed with the Securities and Exchange Commission)

4.2	Registrant’s specimen certificate for Common Shares (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-196221) filed with the Securities and Exchange Commission)

4.3	Form of Deposit Agreement, among the Registrant, the depositary and holder of the American Depositary Receipts (incorporated by reference to Exhibit 4.3 to the Registrant’s registration statement on Form F-1 (File No. 333-196221) filed with the Securities and Exchange Commission)

5.1*	Opinion of Maples and Calder regarding the validity of common shares being registered

10.1	2010 Share Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s registration statement on Form F-1 (File No. 333-196221) filed with the Securities and Exchange Commission)

10.2	2013 Share Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s registration statement on Form F-1 (File No. 333-196221) filed with the Securities and Exchange Commission)

10.3	Letter Agreement signed by Leading Advice Holdings Limited in relation to 2013 Share Incentive Plan of the Registrant, dated as of March 20, 2014 (incorporated by reference to Exhibit 10.3 to the Registrant’s registration statement on Form F-1 (File No. 333-196221) filed with the Securities and Exchange Commission)

10.4	2014 Share Incentive Plan and amendment thereto (incorporated by reference to Exhibit 10.4 to the Registrant’s registration statement on Form F-1 (File No. 333-196221) filed with the Securities and Exchange Commission)

10.5	Letter Agreement signed by Leading Advice Holdings Limited in relation to 2014 Share Incentive Plan of the Registrant, dated as of May 5, 2014 (incorporated by reference to Exhibit 10.5 to the Registrant’s registration statement on Form F-1 (File No. 333-196221) filed with the Securities and Exchange Commission)

10.6	Letter Agreement signed by Leading Advice Holdings Limited in relation to 2013 Share Incentive Plan and 2014 Share Incentive Plan of the Registrant, dated as of May 19, 2014 (incorporated by reference to Exhibit 10.6 to the Registrant’s registration statement on Form F-1 (File No. 333-196221) filed with the Securities and Exchange Commission)

23.1*	Consent of PricewaterhouseCoopers

23.2*	Consent of Maples and Calder (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

*	Filed herewith.